Exhibit 99.1

CareCloud Reports First Quarter 2022 Results

SOMERSET, N.J., May 9, 2022 (GLOBE NEWSWIRE) – CareCloud, Inc. (the “Company” or “CareCloud”) (Nasdaq: MTBC, MTBCO and MTBCP), a leader in healthcare technology solutions for medical practices and health systems nationwide, announced record-setting financial and operational results for the quarter ended March 31, 2022. The Company’s management will conduct a conference call with related slides today at 8:30 a.m. Eastern Time to discuss these results and management’s outlook for the year.

First Quarter 2022 Highlights

●	Revenue of $35.3 million, 19% growth over Q1 2021 revenue
●	GAAP net income of $1.1 million, compared to GAAP net loss of $2 million in Q1 2021
●	Adjusted net income of $3.5 million, or $0.23 per share
●	Adjusted EBITDA of $4.7 million, an increase of $1 million compared to $3.7 million in Q1 2021

“We are very pleased with our first quarter results that position us to meet or exceed our targets for the year,” said A. Hadi Chaudhry, CareCloud’s Chief Executive Officer and President. “Revenue was a record for a first quarter, while we delivered a third consecutive quarter of positive GAAP net income. I am particularly proud of the innovative work performed by our product teams, as we introduced two more digital health solutions – CareCloud Wellness and CareCloud Remote. Wellness is off to a great start in particular, where 75 customers have expressed interest in just the first week of launch.”

First Quarter 2022 Financial Results

Revenue for the first quarter 2022 was $35.3 million, an increase of $5.6 million or 19% from the first quarter of 2021. Revenue showed the normal seasonal decline in the first quarter, based on annual insurance deductibles.

“First quarter 2022 GAAP net income was $1.1 million, compared to a GAAP net loss of $2.0 million in the same period last year, and our third consecutive quarter with GAAP net income of $1 million or more,” Bill Korn, CareCloud’s Chief Financial Officer remarked, “While the management team looks at adjusted EBITDA and cash flow from operations as the primary indicators of whether our business is growing in a sustainable way, achieving positive GAAP profitability of over $1 million for three consecutive quarters is a great milestone indication that we’re showing both GAAP and non-GAAP profitability consistently.”

GAAP net loss per share for first quarter 2022 was $0.19, based on the net income attributable to common shareholders, which takes into account the preferred stock dividends declared during the quarter.

Non-GAAP adjusted net income for first quarter 2022 was $3.5 million, or $0.23 per share, and is calculated using the end-of-period common shares outstanding.

Adjusted EBITDA for first quarter 2022 was $4.7 million, or 13% of revenue, compared to $3.7 million in the same period last year. Adjusted EBITDA reflects the cost savings from previous acquisitions.

Cash Balances and Capital Structure

As of March 31, 2022, the Company had approximately $10.1 million of cash, including $1 million of restricted cash which relates to the medSR acquisition. During the first quarter 2022, cash flow from operations was approximately $3.1 million. Our net working capital on March 31, 2022 was approximately $8.7 million.

During March 2022, the Company redeemed $20 million of its Series A Preferred Stock at $25.00 per share. On March 31, 2022, the Company had approximately 4,521,000 shares of non-convertible Series A Preferred Stock outstanding. These shares pay cash dividends at the rate of 11% per annum of the $25.00 per share liquidation preference (equivalent to $2.75 per annum per share), but they are fully redeemable at the Company’s option at $25.00 per share.

During first quarter 2022, the Company sold approximately 1.1 million shares of non-convertible Series B Preferred Stock, which is similar to Series A Preferred Stock, but with an 8.75% annual cash dividend. This provided the capital for the initial redemption of Series A Preferred Stock.

Bill Korn commented “Our Series A Preferred Stock has been a great way to finance our rapid growth without restrictive covenants. Now that we have started redeeming it, fixed income investors will want to focus on our Series B Preferred Stock, while investors looking for growth can consider the impact on our cash flow and income statement as we lower our cost of capital. While we do not have concrete plans to redeem another group of Series A preferred shares today, investors should not be surprised whenever we announce our next redemption.”

2022 Guidance

CareCloud is reiterating its forward-looking guidance for the fiscal year ending December 31, 2022:

For the Fiscal Year Ending December 31, 2022 Forward-Looking Guidance
Revenue	$152 – $155 million
Adjusted EBITDA	$24 – $26 million

The Company anticipates full year 2022 revenue of approximately $152 to $155 million, which implies a compound annual growth rate from 2017 through 2022 of approximately 37%. Revenue guidance is based on management’s expectations regarding revenues from existing clients, recent acquisitions and new clients acquired through organic growth and/or tuck-ins, but excludes the effects of any additional, material acquisitions.

Adjusted EBITDA is expected to be $24 to $26 million for full year 2022, which implies a compound annual growth rate from 2017 through 2022 of approximately 62%.

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Conference Call Information

CareCloud management will host a conference call today at 8:30 a.m. Eastern Time to discuss the first quarter 2022 results. The live webcast of the conference call and related presentation slides can be accessed under Events & Presentations at ir.carecloud.com/events/. An audio-only option is available by dialing 201-389-0920 and referencing “CareCloud First Quarter 2022 Earnings Call.” Investors who opt for audio only will need to download the related slides at ir.carecloud.com/events/.

A replay of the conference call with slides will be available approximately one hour after conclusion of the call at the same link. An audio replay can also be accessed by dialing 412-317-6671 and providing access code 13729379.

About CareCloud

CareCloud (Nasdaq: MTBC, MTBCO, MTBCP) brings disciplined innovation to the business of healthcare. Our suite of technology-enabled solutions helps clients increase financial and operational performance, streamline clinical workflows and improve the patient experience. More than 40,000 providers count on CareCloud to help them improve patient care while reducing administrative burdens and operating costs. Learn more about our products and services including practice management (PM), electronic health records (EHR), revenue cycle management (RCM), business intelligence, telehealth, and patient experience management (PXM) at www.carecloud.com.

Follow CareCloud on LinkedIn, Twitter and Facebook.

For additional information, please visit our website at www.carecloud.com. To view CareCloud’s latest investor presentations, read recent press releases, and listen to interviews with management, please visit ir.carecloud.com.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we use and discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.carecloud.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

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Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of the Covid-19 pandemic on our financial performance and business activities, and the expected results from the integration of our acquisitions.

These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards, compete with other companies products and services competitive with ours, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. In addition, there is uncertainty about the spread of the Covid-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s services, and economic activity in general.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE CareCloud

Company Contact:

Bill Korn

Chief Financial Officer

CareCloud, Inc.

bkorn@carecloud.com

Investor Contact:

Gene Mannheimer

ICR Westwicke

CareCloudIR@westwicke.com

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CARECLOUD, INC.

CONSOLIDATED BALANCE SHEETS

($ in thousands, except share and per share amounts)

	March 31,	December 31,
	2022	2021
	(Unaudited)
ASSETS
Current assets:
Cash	$9,136	$9,340
Restricted cash	1,000	1,000
Accounts receivable - net of allowance for doubtful accounts of $490 and $537 at March 31, 2022 and December 31, 2021, respectively	18,493	17,006
Contract asset	4,645	4,725
Inventory	417	503
Current assets - related party	16	13
Prepaid expenses and other current assets	3,050	2,972
Total current assets	36,757	35,559
Property and equipment - net	5,396	5,404
Operating lease right-of-use assets	6,507	6,940
Intangible assets - net	30,487	30,778
Goodwill	61,186	61,186
Other assets	882	981
TOTAL ASSETS	$141,215	$140,848
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,833	$5,948
Accrued compensation	2,857	4,251
Accrued expenses	5,998	5,091
Operating lease liability (current portion)	3,803	3,963
Deferred revenue (current portion)	1,140	1,085
Deferred payroll taxes	934	934
Notes payable (current portion)	95	344
Contingent consideration (current portion)	2,490	3,090
Dividend payable	3,950	3,856
Consideration payable	1,000	1,000
Total current liabilities	28,100	29,562
Notes payable	18	20
Borrowings under line of credit	6,000	8,000
Operating lease liability	3,929	4,545
Deferred revenue	390	341
Deferred tax liability	485	449
Total liabilities	38,922	42,917
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock $0.001 par value - authorized 7,000,000 shares. Series A, issued and outstanding 4,521,546 and 5,299,227 shares at March 31, 2022 and December 31, 2021, respectively. Series B, issued and outstanding 1,150,372 shares at March 31, 2022	6	5
Common stock, $0.001 par value - authorized 29,000,000 shares. Issued 15,803,450 and 15,657,641 shares at March 31, 2022 and December 31, 2021, respectively. Outstanding 15,062,651 and 14,916,842 shares at March 31, 2022 and December 31, 2021, respectively.	16	16
Additional paid-in capital	134,855	131,379
Accumulated deficit	(29,913)	(31,053)
Accumulated other comprehensive loss	(2,009)	(1,754)
Less: 740,799 common shares held in treasury, at cost at March 31, 2022 and December 31, 2021	(662)	(662)
Total shareholders’ equity	102,293	97,931
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$141,215	$140,848

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CARECLOUD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021

($ in thousands, except share and per share amounts)

	March 31,
	2022	2021
NET REVENUE	$35,341	$29,768
OPERATING EXPENSES:
Direct operating costs	22,673	18,060
Selling and marketing	2,384	1,890
General and administrative	5,585	5,624
Research and development	985	2,026
Change in contingent consideration	(600)	-
Depreciation and amortization	2,940	2,831
Net loss on lease termination, impairment and unoccupied lease charges	158	1,018
Total operating expenses	34,125	31,449
OPERATING INCOME (LOSS)	1,216	(1,681)
OTHER:
Interest income	5	15
Interest expense	(100)	(79)
Other income (expense) - net	83	(220)
INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	1,204	(1,965)
Income tax provision (benefit)	64	(1)
NET INCOME (LOSS)	$1,140	$(1,964)

Preferred stock dividend	4,037	3,128
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(2,897)	$(5,092)

Net loss per common share: basic and diluted	$(0.19)	$(0.36)
Weighted-average common shares used to compute basic and diluted loss per share	14,992,147	14,084,749

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CARECLOUD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021

($ in thousands)

	March 31,
	2022	2021
OPERATING ACTIVITIES:
Net income (loss)	$1,140	$(1,964)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,080	2,945
Lease amortization	832	728
Deferred revenue	104	32
Provision for doubtful accounts	131	192
Provision (benefit) for deferred income taxes	36	(36)
Foreign exchange (gain) loss	(52)	143
Interest accretion	168	139
Gain on sale of assets	(6)	-
Stock-based compensation expense	887	1,267
Change in contingent consideration	(600)	-
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(1,618)	(522)
Contract asset	80	(270)
Inventory	86	20
Other assets	(97)	(10)
Accounts payable and other liabilities	(1,084)	(1,706)
Net cash provided by operating activities	3,087	958
INVESTING ACTIVITIES:
Purchase of property and equipment	(544)	(695)
Capitalized software	(2,253)	(1,524)
Net cash used in investing activities	(2,797)	(2,219)
FINANCING ACTIVITIES:
Preferred stock dividends paid	(3,943)	(3,592)
Settlement of tax withholding obligations on stock issued to employees	(775)	(1,402)
Repayments of notes payable, net	(251)	(241)
Stock issuance costs	(11)	(43)
Proceeds from exercise of warrants	-	6,435
Proceeds from issuance of Series B Preferred Stock, net of expenses	26,638	-
Redemption of Series A Preferred Stock	(20,000)	-
Proceeds from line of credit	8,500	-
Repayment of line of credit	(10,500)	-
Net cash (used in) provided by financing activities	(342)	1,157
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(152)	174
NET (DECREASE) INCREASE IN CASH	(204)	70
CASH AND RESTRICTED CASH - Beginning of the period	10,340	20,925
CASH AND RESTRICTED CASH - End of the period	$10,136	$20,995
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Dividends declared, not paid	$3,950	$3,777
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$-	$59
Interest	$40	$16

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA to GAAP Net Income (Loss)

Set forth below is a reconciliation of adjusted EBITDA to our GAAP net income (loss).

	Three Months Ended March 31,
	2022	2021
	($ in thousands)
Net revenue	$35,341	$29,768

GAAP net income (loss)	1,140	(1,964)

Provision (benefit) for income taxes	64	(1)
Net interest expense	95	64
Foreign exchange loss / other expense	(56)	244
Stock-based compensation expense	887	1,267
Depreciation and amortization	2,940	2,831
Transaction and integration costs	102	232
Net loss on lease termination, impairment and unoccupied lease charges	158	1,018
Change in contingent consideration	(600)	-
Adjusted EBITDA	$4,730	$3,691

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Non-GAAP Adjusted Operating Income to GAAP Operating Income (Loss)

Set forth below is a reconciliation of our non-GAAP adjusted operating income and non-GAAP adjusted operating margin to our GAAP operating income (loss) and GAAP operating margin.

	Three Months Ended March 31,
	2022	2021
	($ in thousands)
Net revenue	$35,341	$29,768

GAAP net income (loss)	1,140	(1,964)
Provision (benefit) for income taxes	64	(1)
Net interest expense	95	64
Other (income) expense - net	(83)	220
GAAP operating income (loss)	1,216	(1,681)
GAAP operating margin	3.4%	(5.6)%

Stock-based compensation expense	887	1,267
Amortization of purchased intangible assets	1,805	2,135
Transaction and integration costs	102	232
Net loss on lease termination, impairment and unoccupied lease charges	158	1,018
Change in contingent consideration	(600)	-
Non-GAAP adjusted operating income	$3,568	$2,971
Non-GAAP adjusted operating margin	10.1%	10.0%

Non-GAAP Adjusted Net Income to GAAP Net Income (Loss)

Set forth below is a reconciliation of our non-GAAP adjusted net income and non-GAAP adjusted net income per share to our GAAP net income (loss) and GAAP net loss per share.

	Three Months Ended March 31,
	2022	2021
	($ in thousands except for per share amounts)
GAAP net income/(loss)	$1,140	$(1,964)

Foreign exchange loss / other expense	(56)	244
Stock-based compensation expense	887	1,267
Amortization of purchased intangible assets	1,805	2,135
Transaction and integration costs	102	232
Net loss on lease termination, impairment and unoccupied lease charges	158	1,018
Change in contingent consideration	(600)	-
Income tax expense (benefit) related to goodwill	36	(36)
Non-GAAP adjusted net income	$3,472	$2,896

End-of-period shares	15,062,651	14,399,790

Non-GAAP adjusted net income per share	$0.23	$0.20

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For purposes of determining non-GAAP adjusted net income per share, we used the number of common shares outstanding as of March 31, 2022 and 2021.

	Three Months Ended March 31,
	2022	2021
GAAP net loss attributable to common shareholders, per share	$(0.19)	$(0.36)
Impact of preferred stock dividend	0.27	0.22
Net income (loss) per end-of-period share	0.08	(0.14)

Foreign exchange loss / other expense	0.00	0.02
Stock-based compensation expense	0.06	0.09
Amortization of purchased intangible assets	0.11	0.14
Transaction and integration costs	0.01	0.02
Net loss on lease termination, impairment and unoccupied lease charges	0.01	0.07
Change in contingent consideration	(0.04)	0.00
Income tax expense (benefit) related to goodwill	0.00	0.00
Non-GAAP adjusted earnings per share	$0.23	$0.20

End-of-period common shares	15,062,651	14,399,790
In-the-money warrants and outstanding unvested RSUs	790,926	2,698,127
Total fully diluted shares	15,853,577	17,097,917
Non-GAAP adjusted diluted earnings per share	$0.22	$0.17

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of CareCloud and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management uses adjusted EBITDA, adjusted operating income, adjusted operating margin, and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, integration costs, transaction costs, impairment charges and changes in contingent consideration.

Management defines “non-GAAP adjusted operating income” as the sum of GAAP operating income (loss) before stock-based compensation expense, amortization of purchased intangible assets, integration costs, transaction costs, impairment charges and changes in contingent consideration, and “non-GAAP adjusted operating margin” as non-GAAP adjusted operating income divided by net revenue.

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Management defines “non-GAAP adjusted net income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, integration costs, transaction costs, impairment charges changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP adjusted net income per share” as non-GAAP adjusted net income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration.

Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Foreign exchange / other expense. Other expense is excluded because foreign currency gains and losses and other non-operating expenses are expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are recorded.

Stock-based compensation expense. Stock-based compensation expense is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred. Stock-based compensation expense includes cash-settled awards based on changes in the stock price.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

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Net loss on lease termination, impairment and unoccupied lease charges. Net loss on lease termination represents the write-off of leasehold improvements and gains or losses as a result of early lease terminations. Impairment charges primarily represent remaining lease and termination fees associated with discontinued facilities and a non-cancellable vendor contract where the services are no longer being used. Unoccupied lease charges represent the portion of lease and related costs for vacant space not being utilized by the Company. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Change in contingent consideration. Contingent consideration represents the amount payable to the sellers of certain acquired businesses based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period, and changes arise from changes in the forecasted revenues and profitability of the acquired businesses.

Income tax expense (benefit) related to goodwill. Income tax expense (benefit) resulting from the amortization of goodwill related to our acquisitions represents a charge (benefit) to record the tax effect resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. This expense is not anticipated to result in a cash payment.

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